                                  EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     AGREEMENT, made and entered into as of the 31st day of January, 2002 by SVT Inc., a Delaware corporation ("Company"), and Mr. Sanjay Sethi (the "Executive").



                               W I T N E S S E T H:



     WHEREAS, the Executive currently is the Chief Executive Officer of the SanVision Technology Inc., a New Jersey corporation ("SanVision");

     WHEREAS, E-Newco, Inc. ("E-Newco"), Company (under its prior name "SWWT, Inc.") and SanVision have entered into a Second Amended and Restated Agreement and Plan of Merger dated as of December 18, 2001 (the "Purchase Agreement"), pursuant to which E-Newco will merge into SanVision, SanVision being the surviving corporation (the "Acquisition");

     WHEREAS, Company desires to continue the employment of the Executive and to enter into an employment agreement embodying the terms of such continued employment (this "Agreement");

     WHEREAS, the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement and subject to the occurrence of the Closing (as such term is defined in the Purchase Agreement).

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

     1.   Definitions.

     "Base Salary" shall mean the Executive's base salary payable in accordance with Section 4 below.

     "Board" shall mean the Board of Directors of the Company.

     "Cause" shall mean that the Board concludes, in good faith and after conducting a reasonable investigation and providing the Executive a reasonable opportunity to be heard, that: (i) the Executive engaged in conduct which is a felony under the laws of the United States or any state or political subdivision thereof; (ii) the Executive engaged in conduct relating to the Company constituting material breach of fiduciary duty, willful misconduct (including acts of employment discrimination or sexual harassment) or fraud; (iii) the Executive breached his obligations or covenants under Section 11 or 12 of this Agreement in any material respect; or (iv) the Executive failed, willfully or through gross negligence, to follow a proper directive of the Board within the scope of Executive's duties (which shall be capable of being performed by the Executive with reasonable effort) after written notice from the Board specifying the performance required and Executive's failure to perform within 30 days after such notice.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Date of Termination" shall mean the effective date of the Executive's termination of employment for any reason other than the non-renewal of the Term of Employment.

     "Disability" or "Disabled" shall mean the failure of Executive due to illness, injury, or physical or mental incapacity to carry out effectively Executive's duties with respect to the Company for a period of six consecutive months or nine months in any eighteen-month consecutive period.

     "Effective Date" shall mean the Closing, as such term is defined in the Purchase Agreement.

     "Good Reason" shall mean (i) the failure of the Company to pay any Base Salary, bonus payment or additional compensation or benefits hereunder in accordance with this Agreement, (ii) the assignment to Executive without Executive's prior written consent of duties substantially inconsistent with his title, (iii) any material adverse change in Executive's duties, responsibilities or title without Executive's prior written consent, or (iv) the relocation of Executive's principal place of performance hereunder to a location more than 25 miles from its location immediately before the Effective Date.

     "Minimum Bonus" shall mean the minimum bonus payable in accordance with
Section 5 below.

     "Operating Income" shall mean the net operating income, if any, of the Company for a fiscal year, prior to the recognition of any extraordinary items of income or expense, as determined by the Company's independent auditors in accordance with generally accepted accounting principles.

     "Performance Bonus" shall mean the performance bonus, if any, payable in accordance with Section 5 below.

     "Term of Employment" shall mean the period specified in Section 2 below.

     2.   Term of Employment.

     The Company hereby employs the Executive, and the Executive hereby accepts such employment, for the period commencing on the Effective Date and ending six years after the Effective Date, subject to earlier termination of the Term of Employment by the Company or the Executive in accordance with the terms of this Agreement.

     3.   Position, Duties and Responsibilities.

     On or about the Effective Date and continuing for the remainder of the Term of Employment, the Executive shall be employed as the Chief Executive Officer of the Company. The Executive shall serve the Company and its affiliates faithfully, conscientiously and to the best of the Executive's ability, shall promote the interests and reputation of the Company and its affiliates and shall perform his duties hereunder in accordance with the policies and procedures of the Company as in effect from time to time. Executive shall be responsible for managing the business, operations and financial affairs of the Company. Unless prevented by sickness or Disability, the Executive shall devote substantially all of the Executive's time, attention, knowledge, energy and skills, during normal working hours, and at such other times as the Executive's duties may reasonably require, to the duties of the Executive's employment; provided, however, that this Agreement shall not be interpreted as prohibiting the Executive from, in accordance with the policies and procedures of the Company, managing his personal affairs, engaging in charitable or civic activities or, subject to prior approval of the Company and any regulatory or self-regulatory process which may be required, serving as a director of any other corporation or business entity not affiliated with or in competition with the Company or its affiliates, so long as such activities do not interfere in any material respect with the performance of the Executive's duties and responsibilities hereunder. The Executive, in carrying out his duties under this Agreement, shall report to the Board.

     4.   Base Salary.

                  During the Term of Employment, the Executive shall be paid an annualized Base Salary of not less than $500,000, payable in cash in accordance with the regular payroll practices of the Company as in effect from time to time.

     5.   Bonus Payments.

     During the Term of Employment, the Executive shall be eligible to participate in the annual bonus plan or program, if any, applicable to similarly situated senior executives of the Company as established and in effect from time to time. Notwithstanding the foregoing, for each fiscal year of the Company ending during the Term of Employment, the Executive shall be paid a guaranteed minimum bonus (a "Minimum Bonus") under such plan or program equal to 50% of the Executive's Base Salary. In addition, for each fiscal year of the Company ending during the Term of Employment, the Executive shall be paid a performance bonus (a "Performance Bonus") under such plan or program equal to the amount, if any, determined in accordance with the following schedule:

------------------------------------------------------------ ---------------------------------------------------------
 Percentage of Target Operating Income Attained for Fiscal     Amount of Performance Bonus Payable for Fiscal Year
                           Year
------------------------------------------------------------ ---------------------------------------------------------
                       Less than 80%                                Determined by Board in its sole discretion
------------------------------------------------------------ ---------------------------------------------------------
              At least 80% but less than 85%                                    50% of Base Salary
------------------------------------------------------------ ---------------------------------------------------------
              At least 85% but less than 90%                                    70% of Base Salary
------------------------------------------------------------ ---------------------------------------------------------
              At least 90% but less than 95%                                    85% of Base Salary
------------------------------------------------------------ ---------------------------------------------------------
              At least 95% but less than 100%                                   95% of Base Salary
------------------------------------------------------------ ---------------------------------------------------------
                       At least 100%                           100% of Base Salary plus 10% of amount of Operating
                                                               Income in excess of 100% of target Operating Income
------------------------------------------------------------ ---------------------------------------------------------

     For this purpose, target Operating Income shall be $1.2 million for the fiscal year ending in 2002, thereafter increasing by $100,000 per year through the fiscal year ending in 2007.

     The Minimum Bonus and Performance Bonus, if any, for each fiscal year during the Term of Employment shall be payable in accordance with the regular payroll practices of the Company applicable to similarly situated senior executives of the Company, as in effect from time to time.

     6.   Employee Benefit Programs.

     (a) During the Term of Employment, the Executive shall be eligible to participate in the various employee welfare and pension benefit plans, programs and/or arrangements applicable to similarly situated senior executives of the Company, subject to and in accordance with the terms and conditions of such plans, programs and arrangements as in effect from time to time.

     (b) During the Term of Employment, the Executive shall be eligible to participate in the equity compensation plans applicable to similarly situated senior executives of the Company, subject to and in accordance with the terms and conditions of such plans as in effect from time to time.

     7.   Reimbursement of Business Expenses.

     During the Term of Employment, the Executive is authorized to incur reasonable business expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall reimburse him for all such reasonable business expenses reasonably incurred in connection with carrying out the business of the Company, subject to and in accordance with the terms and conditions of the policies applicable to similarly situated senior executives of the Company, regarding such expenses as in effect from time to time.

     8.   Perquisites.

     During the Term of Employment, the Executive shall be entitled to participate in any fringe benefits plans, programs and/or arrangements applicable to similarly situated senior executives of the Company, subject to and in accordance with the terms and conditions of such arrangements as in effect from time to time.

     9.   Vacation.

     During the Term of Employment, the Executive shall be entitled to the number of paid vacation days and floating holidays that is consistent with those provided to similarly situated senior executives of the Company, and in no event less than the number of such days provided to the Executive immediately before the Effective Date, subject to and in accordance with the vacation and holiday policies of the Company as in effect from time to time.

     10.  Termination of Employment.

     (c) Termination of Employment Due to Death. In the event of the Executive's death during the Term of Employment, the Term of Employment shall end as of the date of the Executive's death and his estate and/or beneficiaries, as the case may be, shall thereupon be entitled to the following:

     Base Salary earned but not paid prior to the date of his death;

     all Minimum Bonuses and Performance Bonuses, if any, under Section 5 with respect to any fiscal years prior to the year of his death which have not yet been paid;

     a pro rata Minimum Bonus under Section 5 for the fiscal year in which the Executive's death occurs;

     any amounts earned, accrued or owing to the Executive but not yet paid under Section 6, 7, 8 or 9 above, subject to the terms and conditions of applicable benefit plans and programs; and

     such other or additional benefits, if any as are provided under applicable plans, programs and/or arrangements of the Company.

     Termination of Employment Due to Disability. If the Executive's employment is terminated due to Disability during the Term of Employment, by the Company or the Executive, the Term of Employment shall end as of the Date of Termination and the Executive shall thereupon be entitled to the following (in addition to the benefits due him under the then current disability program of the Company):

          (1)  Base Salary earned but not paid prior to the Date of Termination;

          (2)  all Minimum Bonuses and Performance Bonuses, if any, under
               Section 5 with respect to any fiscal years prior to the year of his termination which have not yet been paid;

          (3) a pro rata Minimum Bonus under Section 5 for the fiscal year in which the Executive's disability occurs;

          (4) any amounts earned, accrued or owing to the Executive but not yet paid under Section 6, 7, 8 or 9 above, subject to the terms and conditions of applicable benefit plans and programs; and

          (5) such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.

     In no event shall a termination of the Executive's employment for Disability occur unless the Party terminating his employment gives written notice to the other Parties in accordance with Section 22 below.

     Termination of Employment by the Company for Cause. The Company may terminate the Executive's employment for Cause during the Term of Employment upon written notice to the Executive. If the Executive's employment is so terminated by the Company, the Term of Employment shall end as of the Date of Termination and the Executive shall thereupon be entitled to the following:

          (6)  Base Salary earned but not paid prior to the Date of Termination;

     Any amounts earned, accrued or owing to the Executive but not yet paid under Section 6, 7 or 9 above, subject to the terms and conditions of applicable benefit plans and programs; and

     such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.

     Termination of Employment by the Company Without Cause. The Company may terminate the Executive's employment without Cause during the Term of Employment upon written notice to the Executive. If the Executive's employment is so terminated by the Company, other than due to death or Disability, the Executive shall thereupon be entitled to the following:

          (7)  Base Salary earned but not paid prior to the Date of Termination;

     all Minimum Bonuses and Performance Bonuses, if any, under Section 5 with respect to any fiscal years prior to the year of his termination which have not yet been paid;

     a cash amount equal to the product of the greater of (A) the number of annual periods, and any fraction thereof, remaining in the Term of Employment, and (B) 1.0, times the Executive's Base Salary (based on the Base Salary in effect on the Date of Termination), payable immediately in a lump sum in accordance with the regular withholding practices of the Company as in effect from time to time;

     any amounts earned, accrued or owing to the Executive but not yet paid under Section 6, 7, 8 or 9 above, subject to the terms and conditions of applicable benefit plans and programs; and

     a pro rata Minimum Bonus and Performance Bonus, if any, under Section 5 for the fiscal year in which the Executive's termination occurs;

     continued participation, as if he were still an employee, in the medical, dental, hospitalization and life insurance plans, programs and/or arrangements and in the other employee benefit and perquisite plans, programs and/or arrangements of the Company in which he was participating on the Date of Termination until the earlier of:

          (A)  the end of the 12-month period following the Date of Termination;
               or

          (B) the date, or dates, the Executive receives equivalent coverage and benefits under the plans, programs and/or arrangements of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis);

          provided, however, that:

          (X) if the Executive is (i) precluded from continuing his participation in any employee benefit or perquisite plan, program or arrangement as provided in this Section 10(d)(6) because he is not an employee of the Company, and (ii) not receiving equivalent coverage and benefits through a subsequent employer, he shall be provided with the after-tax economic equivalent of the benefits provided under the plan, program or arrangement in which he is unable to participate for the period specified in this Section 10(d)(6);

          (Y) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that would be incurred by the Executive in obtaining such benefit himself on an individual basis; and

          (Z) payment of such after-tax economic equivalent shall be made quarterly in advance; and

     such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of the Company.

     Termination of Employment by the Executive for Good Reason. The Executive may terminate his employment for Good Reason during the Term of Employment upon at least 15 days prior written notice to the Company which specifically identifies the basis for such Good Reason. The Executive's employment shall terminate upon the date specified in his notice of termination. If the Company disputes the existence of Good Reason, the issue of whether Good Reason exists shall promptly be submitted to arbitration in accordance with Section 21. If the arbitrator or arbitrators conclude that Good Reason does not exist, the Executive shall be treated as having terminated his employment hereunder without Good Reason on the date specified in his notice of termination. Upon the termination of the Executive's employment by the Executive for Good Reason, the Executive shall be entitled to the same payments and benefits as provided in Section 10(d) above; provided, however, that if the Executive terminates his employment for Good Reason based on a reduction in his Base Salary, then the Base Salary to be used in determining the salary continuation payments in accordance with Section 10(d)(3) above shall be the Base Salary in effect immediately prior to such reduction.

     Voluntary Termination of Employment by the Executive Without Good Reason. If the Executive voluntarily terminates his employment without Good Reason during the Term of Employment, other than a termination of employment due to death or Disability, the Executive shall thereupon be entitled to the same payments and benefits as provided in Section 10(c) above. A termination of the Executive's employment under this Section 10(f) shall be effective upon 30 days prior written notice to the Company and shall not be deemed a breach of this Agreement.

     Expiration of Term of Employment. If the Term of Employment expires in accordance with Section 2 above, the Executive shall thereupon be entitled to the same payments and benefits as provided in Section 10(c) above.

     General Release by Executive. Notwithstanding any provision of this Agreement to the contrary, the Executive acknowledges and agrees that the obligation of the Company to pay any compensation and benefits under this
Section 10 is expressly conditioned upon the Executive's timely execution of and agreement to be bound by a general release of any and all claims (other than claims for compensation and benefits payable under this Section 10 and claims under the Purchase Agreement) arising out of or relating to the Executive's employment and termination of employment. Such general release shall be made in a form satisfactory to the Company in substantially the form attached hereto and shall run to the Company, its affiliates, and their respective officers, directors, employees, agents, successors and assigns.

     11.  Confidentiality.

     (d) Except as required by law, the Executive will not, whether during or after the termination or cessation of his employment hereunder, reveal to any person, association or company any of the trade secrets or confidential information concerning the organization, business, or finances of the Company so far as they have come or may come to his knowledge, except as may be required in the ordinary course of performing his duties as an employee of the Company or except as may be in the public domain through no fault of the Executive or as required to be disclosed by law or court order, and the Executive shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company.

     The Executive acknowledges and agrees that during his employment hereunder he shall not make, use, or permit to be used any notes, memoranda, drawings, specifications, programs, data, or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. The Executive further acknowledges and agrees that he shall not, after the termination of his employment hereunder, use or permit to be used any such notes, memoranda, drawings, specifications, programs, data, or other materials, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination or cessation of his employment he shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

     12.  Prohibited Activity.

     (e) The Executive covenants and agrees that during the Term of Employment and during the period ending on the first anniversary of the date of his termination of employment, he shall not at any time, without the prior written consent of the Company, directly or indirectly, whether for his own account or as a shareholder (other than as permitted by Section 12(c) below), partner, joint venturer, employee, consultant, lender, advisor, and/or agent, of any person, firm, corporation, or other entity:

          (8) engage in activities or businesses that are substantially in competition with the Company or any of its affiliates (in each case for the purposes of this Section 12, the term "Company" shall be deemed to include any successor entity to the Company) ("Competitive Activities"), including (A) engaging in consulting activities, except that if any activities or businesses were not engaged in by the Company during the period of time that the Executive was employed by the Company and are not engaged in by the Company at the time the Executive's employment by the Company is terminated (collectively "Permitted Activities"), the Executive may engage in any Permitted Activities notwithstanding anything contained in this Agreement, (B) soliciting any customer or prospective customer of the Company or any of its affiliates to purchase any goods or services of the type provided by the Company or any of such affiliates, as applicable, from anyone other than the Company or any of such affiliates, as applicable, and (C) assisting any person or entity in any way to do, or attempt to do, anything prohibited by clause (A) or (B) above;

          (9) perform any action, activity or course of conduct that is substantially detrimental to the business of the Company or any of its affiliates (other than engaging in Permitted Activities) or business reputation of the Company or any of its affiliates; or

          (10) establish any new business that engages in Competitive
               Activities.]

     (f) The Executive also covenants and agrees that during the Term of Employment and during the period ending on the first anniversary of the date of the termination of his employment, he shall not at any time, without the prior written consent of the Company, directly or indirectly, whether for his own account or as a shareholder (other than as permitted by Section 12(c) below), partner, joint venturer, employee, consultant, lender, advisor, and/or agent, of any person, firm, corporation, or other entity, solicit, recruit or hire any persons who are then (or who were during the immediately preceding three months) employees of the Company or any of its affiliates, or solicit or encourage any employee of the Company or any of its affiliates to leave the employment of the Company or any of such affiliates, as applicable.

     (g) Notwithstanding anything to the contrary contained in this Section 12, the Company hereby agrees that the foregoing covenant shall not be deemed breached by the Executive as a result of the ownership by such Executive of less than an aggregate of 5% of any class of stock of a corporation engaged, directly or indirectly, in Competitive Activities; provided that such stock is listed on a national securities exchange or is quoted on the NASDAQ National Market System.

     (h) The Executive declares that the foregoing time limitations are reasonable and properly required for the adequate protection of the business and the goodwill of the Company. In the event any such time limitation is deemed to be unreasonable by any court of competent jurisdiction, the Executive agrees to the reduction of such time limitation to such period which such court shall deem reasonable.

     (i) The Parties acknowledge that in the event of a breach or threatened breach of Section 12(a) or 12(b) above, the Company shall not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach of
Section 12(a) or 12(b) above, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain the Executive and any business, firm, partnership, individual, corporation or entity participating in the breach or threatened breach from the violation of the provisions of Section 12(a) or 12 (b) above. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for breach or threatened breach of Section 12(a) or 12(b) above, including the recovery of damages.

     13.  Assignability; Binding Nature.

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. The rights or obligations of the Company under this Agreement may not otherwise be assigned or transferred by the Company, except that such rights or obligations may be assigned or transferred pursuant to a merger, consolidation or reorganization in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; provided, however, that the assignee or transferee is the successor to all or substantially all of the assets of the Company, and such assignee or transferee assumes the liabilities, obligations and duties of the Company as contained in this Agreement, either contractually or as a matter of law.

     14.  Representation.

     The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization. The Executive represents and warrants that no agreement exists between him and any other person, firm or organization that would be violated by the performance of his obligations under this Agreement.

     15.  Entire Agreement.

     This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and, subject to the occurrence of the Effective Date, supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

     16.  Amendment or Waiver.

     No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an officer of the Company specifically authorized to execute such amendment by the Board. No waiver by any Party of any breach by another Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive and an officer of the Company specifically authorized to execute such waiver by the Board.

     17.  Severability.

     In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     18.  Survivorship.

     The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

     19.  Beneficiaries/References.

     The Executive shall be entitled, to the extent permitted under any applicable law and under the terms of any applicable plan or program, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

     20.  Governing Law/Jurisdiction.

     This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York without reference to principles of conflict of laws.

     21.  Resolution of Disputes.

     Any disputes arising under or in connection with this Agreement shall be resolved by binding arbitration, to be held in [New York, New York] in accordance with the rules and procedures of the American Arbitration Association (the "AAA"). The Company and the Executive will each select an arbitrator, and a third arbitrator will be selected jointly by the arbitrators selected by the Company and the Executive within 15 days after demand for arbitration is made by a Party. If the arbitrators selected by the Company and the Executive are unable to agree on a third arbitrator within that period, then either the Company or the Executive may request that the AAA select the third arbitrator. The arbitrators will possess substantive legal experience in the principle issues in dispute and will be independent of the Company and the Executive. Except as otherwise provided in Section 26, each Party shall bear its own expenses incurred in connection with arbitration and the fees and expenses of the arbitrators shall be shared equally by the Company, on the one hand, and the Executive, on the other hand, and advanced by them from time to time as required. Except as may otherwise be agreed in writing by the Parties or as ordered by the arbitrators upon substantial justification shown, the hearing for the dispute will be held within 60 days of submission of the dispute to arbitration. The arbitrators will render their final award within 30 days following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the arbitrators. The arbitrators will state the factual and legal basis for the award. The decision of the arbitrators will be final and binding and not subject to judicial review and final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective.

     22.  Notices.

            If to the Company:        SVT Inc.
                                      59 John Street
                                      New York, NY 10038

            If to the Executive:      Mr. Sanjay Sethi
                                      SVT, Inc.
                                      59 John Street
                                      New York, NY 10038

     23.  Confidentiality of Terms.

     The Company shall cause its officers, directors, employees, representatives, agents and affiliates, and the Executive shall cause his representatives, agents and affiliates, to keep confidential the existence and terms of this Agreement, except as required by applicable law, regulation or legal process, and only after adequate notice is given to the non-disclosing party so that it may seek an appropriate remedy or waive compliance with the terms of this Section 23.

     24.  Headings.

     The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     25.  Gross-up Payment.

     If in the opinion of tax counsel (from a major accounting firm not affiliated with the Company) selected by the Executive and reasonably acceptable to the Company, the Executive has or will receive any compensation or recognize any income (whether or not pursuant to this Agreement or any plan or other arrangement of the Company and whether or not the Employment Period or the Executive's employment with the Company has terminated) which will constitute an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Internal Revenue Code (the "Code") (or for which a tax is otherwise payable under Section 4999 of the Code or any successor provision thereto), then the Company shall pay the Executive an additional amount (the "Additional Amount") equal to the sum of (i) all taxes (including any applicable interest and penalties) payable by the Executive under Section 4999 of the Code with respect to all such excess parachute payments and any such Additional Amount, plus (ii) all federal, state and local income taxes (including any applicable interest and penalties) payable by Executive with respect to any such Additional Amount. Any amounts payable pursuant to this paragraph (v) shall be paid by the Company to the Executive within 30 days of each written request therefor made by the Executive.

     26.  Legal Fees.

     Company shall be obligated to reimburse the Executive for any reasonable legal fees incurred by Executive in connection with any action or proceeding to enforce or contest this Agreement or his employment rights, regardless of which party institutes the action or proceeding, provided that Executive prevails in a majority of the material issues in dispute.

     27.  Mitigation.

     Executive shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment, and shall not be required to mitigate the amount of any such payment if he does obtain other employment.

     28.  Counterparts.

     This Agreement may be executed in two or more counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                    SVT INC.



                                    By:/s/ Walter Carozza
                                       ------------------------------------
                                       Name:  Walter A. Carozza
                                       Title: Vice President



                                    /s/ Sanjay Sethi
                                    ---------------------------------------
                                        Sanjay Sethi